Exhibit 10.21

Execution Version

THE RIGHTS OF THE BENEFICIARY OF THIS INSTRUMENT ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE”INTERCREDITOR AGREEMENT”) DATED AS OF NOVEMBER 6, 2009 BY AND AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, MILL ROAD CAPITAL, L.P. AND PHYSICIANS FORMULA, INC.

GUARANTOR SECURITY AGREEMENT

THIS GUARANTOR SECURITY AGREEMENT (“Agreement”), dated as of November 6, 2009, is made by and among PHYSICIANS FORMULA HOLDINGS, INC., a Delaware corporation, PHYSICIANS FORMULA COSMETICS, INC., a Delaware corporation, PHYSICIANS FORMULA DRTV, LLC, a Delaware limited liability company (each a “Grantor” and, collectively, the “Grantors”), and MILL ROAD CAPITAL, L.P., a Delaware limited partnership (the “Holder Representative”).

The Holder Representative has entered into that certain Senior Subordinated Note Purchase and Security Agreement of even date herewith (as the same may be amended, supplemented or restated from time to time, the “Purchase Agreement”) with PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”) and the other Grantors, pursuant to which the Holder Representative has agreed to purchase Borrower’s Senior Subordinated Notes due May 6, 2013 (individually a “Note” and collectively, the “Notes”).

It is a condition precedent to the purchase of the Notes by the Holder Representative under the Purchase Agreement that each Grantor shall have executed and delivered this Agreement.

ACCORDINGLY, in consideration of the mutual covenants contained in the Purchase Agreement and herein, the parties hereby agree as follows:

1.             Definitions.  All terms defined in the recitals hereto and the Purchase Agreement that are not otherwise defined herein shall have the meanings given them in the recitals and the Purchase Agreement. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:

“Accounts” shall have the meaning given it under the UCC.

“Collateral” means all of the Grantors’ Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any collection account, and any items in any lockbox; together with (i) all substitutions and replacements for and products of such property; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, Equipment and repairs now or subsequently attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title that cover such goods now or in the future; (v) all collateral subject to the Lien of any of the Security Documents; (vi) any money, or other assets of the Grantors that come into the possession, custody, or control of the Holder Representative now or in the future; (vii) Proceeds of any of the above Collateral; (viii) books and records of the Grantors, including without limitation all mail or e-mail addressed to the Grantors; and (ix) all of the above Collateral, whether now owned or existing or acquired now or in the future or in which the Grantors have rights now or in the future.

“Equipment” shall have the meaning given it under the UCC.

“Event of Default” has the meaning given it in Section 6.

“Excluded Property” means, collectively, (i) any permit, lease or license or any contractual obligation entered into by the Grantors (A) that prohibits or requires the consent of any Person other than the Grantors and their Subsidiaries which has not been obtained as a condition to the creation by the Grantors of a Lien on any right, title or interest in such permit, lease, license or contractual obligation or any Capital Stock or equivalent thereof related thereto or that contains terms stating that the granting of a lien therein would otherwise result in a material loss by the Grantors of any material rights therein, (B) to the extent that any law applicable thereto prohibits the creation of a Lien thereon or (C) to the extent that a Lien thereon would give any other party a legally enforceable right to terminate such permit, lease, license or any contractual obligation, but only, with respect to the prohibition in (A), (B) and (C) to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, (ii) property or assets owned by the Grantors that is subject to a purchase money Lien or a Capital Lease Obligation if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than the Grantors and their Subsidiaries which has not been obtained as a condition to the creation of any other Lien on such property or such assets, (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed with, and accepted by, the United States Patent and Trademark Office) (each such trademark, an “Intent To Use Trademark”) and (iv) shares of capital stock having voting power in excess of 65% of the voting power of all classes of capital stock of a first tier controlled foreign corporation (as that term is described in the IRC); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“General Intangibles” shall have the meaning given it under the UCC.

“Inventory” shall have the meaning given it under the UCC.

“Investment Property” shall have the meaning given it under the UCC.

“Permitted Liens” means (i) the Security Interest, (ii) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with any Grantor’s business or operations as presently conducted, (iii) licenses (ranged on a non-exclusive basis), sublicenses, leases or subleases granted to third parties in the ordinary course of business and not interfereing with the business of any Grantor, and (iv) Liens in existence on the date hereof and as described on Exhibit C hereto.

“Security Interest” has the meaning given in Section 2.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

2.             Security Interest.  The Grantors hereby pledge, collaterally assign and grant to the Holder Representative and the Holders a Lien and security interest (collectively referred to as the “Security Interest”) in the Collateral as security for the payment and performance of all Obligations; provided, however, notwithstanding the foregoing, no Lien is hereby granted on any Excluded Property, and such Excluded Property shall not be deemed to be “Collateral”; provided further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein and such property shall be deemed to be “Collateral.”

3.             Representations, Warranties and Agreements.  Each Grantor hereby represents, warrants and agrees as follows:

(a)           Title.  The Grantor (i) has good and marketable title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Permitted Liens, (ii) will have, at the time the Grantor acquires any rights in Collateral hereafter arising, good and marketable title to each such item of Collateral free and clear of all Liens except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all Persons other than the Holder Representative and the holders of Permitted Liens.  The Grantor will not sell or otherwise dispose of the Collateral or any interest therein outside the ordinary course of business, without the prior written consent of the Holder Representative, except for: (i) the use of cash and Cash Equivalents in the ordinary course of business; (ii) the sale of obsolete, surplus, uneconomical, or worn-out assets; (iii) leases or subleases granted to third parties in the ordinary course of business in each case not interfering with the business of the Grantor; (iv) licenses of Intellectual Property Rights granted to third parties in the ordinary course of business in each case not interfering with the business of the Grantor; and (v) subject to Section 7.23 of the Purchase Agreement, write-offs or grants of discounts or forgiveness of Accounts, without recourse, which are at least 90 days past due in connection with the compromise or collection thereof in the ordinary course of business which do not interfere in any material respect of Grantor.

(b)           Chief Executive Office; Identification Number.  The Grantor’s chief executive office and principal place of business is located at the address set forth under its signature below.  The Grantor’s federal employer identification number and organization identification number is correctly set forth under its signature below.

(c)           Location of Collateral.  As of the date hereof, the tangible Collateral is located at the locations identified on Exhibit A attached hereto, other than tangible Collateral in transit between such locations in the ordinary course of business.  The Grantor will not permit any tangible Collateral to be located in any state (and, if a county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(d)           Changes in Name, Constituent Documents, Location.  The Grantor will not change its name, Constituent Documents, or jurisdiction of organization, without the prior written consent of the Holder Representative.  The Grantor will not change its business address, without thirty (30) days prior written notice to the Holder Representative.

(e)           Fixtures.  The Grantor will not permit any tangible Collateral (other than in-store displays) to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Holder Representative that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.  If any part or all of the tangible Collateral (other than in-store displays) is now or will become so related to particular real estate as to be a fixture, the real estate concerned is accurately set forth in Exhibit B hereto.

(f)           Rights to Payment.  Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to the Holder Representative) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Grantor’s records pertaining thereto as being obligated to pay such obligation.  The Grantor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(g)           Commercial Tort Claims.  Promptly after a Responsible Officer obtains actual knowledge thereof (and in any event, within five Business Days), the Grantor will deliver to the Holder Representative notice of any commercial tort claims brought against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Grantor’s damages, copies of any complaint or demand letter submitted by the Grantor, and such other information as the Holder Representative may reasonably request.  Upon written request by the Holder Representative, the Grantor will grant the Holder Representative a security interest in all commercial tort claims it may have against any such Person.

(h)           Miscellaneous Covenants.  The Grantor will:

(i)               keep all tangible Collateral in good repair, working order and condition, ordinary wear and tear excepted, and will, from time to time, replace any worn, broken or defective parts thereof, although Grantor may discontinue the operation  and maintenance of any properties if Grantor believes that such discontinuance is desirable to the conduct of its business and not disadvantageous in any material respect to the Holder Representative;

(ii)              pay or discharge when due all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, although Grantor shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made;

(iii)             at any time during ordinary business hours, permit the Holder Representative or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Grantor’s books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Grantor;

(iv)             keep accurate and complete records pertaining to the Collateral and pertaining to the Grantor’s business and financial condition in accordance with GAAP consistently applied and cause the Company to submit such periodic reports regarding the Collateral and its business and financial condition as in accordance with the Purchase Agreement;

(v)              promptly, after a Responsible Officer obtains actual knowledge thereof (and in any event within five Business Days), notify the Holder Representative of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of its payment;

(vi)             if the Holder Representative at any time so requests in writing (after the occurrence and during the continuance of an Event of Default), promptly deliver to the Holder Representative any instrument, document or chattel paper constituting Collateral in an amount in excess of $50,000, duly endorsed or assigned by the Grantor;

(vii)            at all times keep all tangible Collateral insured with insurers acceptable to the Holder Representative, in such amounts and on such terms (including deductibles) as the Holder Representative in its sole discretion may require and including, as applicable and without limitation, business interruption insurance (including force majeure coverage), hazard coverage on an “all risks” basis for all tangible Collateral, and theft and physical damage coverage for Collateral consisting of motor vehicles, with all insurance policies containing an appropriate lender’s interest endorsement or clause, and name the Holder Representative as an additional insured;

(viii)           from time to time authorize or execute such financing statements as the Holder Representative may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(ix)              pay when due or reimburse the Holder Representative on demand for all costs of collection of any of the Obligations and all expenses (including in each case all reasonable attorneys’ fees) incurred by the Holder Representative in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings: provided that such incurrence is not a product of the Holder Representative’s gross negligence, bad faith or will misconduct;

(x)              authorize, execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Holder Representative may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Holder Representative’s rights under this Agreement; and

(xi)              not use or keep any Collateral, or permit it to be used or kept by any Subsidiary, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

(i)             Holder Representative’s Right to Take Action.  Each Grantor authorizes the Holder Representative to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” or “all assets” as the Holder Representative deems reasonably necessary or useful to perfect the Security Interest.  Each Grantor will not amend any financing statements in favor of the Holder Representative except as permitted by law.  Further, if any Grantor at any time fails to perform or observe any agreement contained in Section 3(h), and if such failure continues for a period of ten (10) days after the Holder Representative gives such Grantor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of Section 3(h), immediately upon the occurrence of such failure, without notice or lapse of time), the Holder Representative may (but need not) perform or observe such agreement on behalf and in the name, place and stead of such Grantor (or, at the Holder Representative’s option, in the Holder Representative’s own name) and may (but need not) take any and all other actions which the Holder Representative may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, the qualification and licensing of such Grantor to do business in any jurisdiction, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, such Grantor shall thereupon pay the Holder Representative on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Holder Representative in connection with or as a result of the Holder Representative’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Holder Representative at the highest rate then applicable to any of the Obligations.  To facilitate the performance or observance by the Holder Representative of such agreements of the Grantors, each Grantor hereby irrevocably appoints (which appointment is coupled with an interest) the Holder Representative, or its delegate, as the attorney-in-fact of such Grantor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of such Grantor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Grantor under this Section 3 and Section 4 below.

(j)             Senior Lender as Bailee.  With respect to any provision in this Agreement which requires any Grantor to deliver possession or control of any negotiable document, instrument, certificated securities, promissory notes, deposit accounts, security accounts, commodity accounts, and letter of credit rights or other Collateral requiring possession or control thereof in order to perfect the security interest of the Holder Representative and the Holders therein under the UCC, no such delivery or giving of control to the Holder Representative shall be required to the extent such Collateral is required to be delivered to or control is required to be given to the Senior Lender in accordance with the Senior Credit Agreement, it being understood that the Senior Lender is acting as agent and bailee for the benefit of the Holder Representative and the Holders pursuant to the terms of the Intercreditor Agreement.

(k)           Future Grantors.  The Borrower, Holdings and each Guarantor are required to cause each of their Domestic Subsidiaries formed or acquired after the Closing Date to execute and deliver to the Holder Representative, concurrently with the formation or acquisition thereof, a joinder to this Agreement substantially in the form of Exhibit D hereto and the Additional Guarantor Supplement substantially in the form of Exhibit F attached to the Purchase Agreement.

4.             Rights of the Holder Representative.  At any time and from time to time, whether before or after an Event of Default, the Holder Representative may take any or all of the following actions:

(a)            Account Verification.  The Holder Representative may at any time and from time to time send or require the Grantors to send requests for verification of accounts or notices of assignment to account debtors and other obligors.  The Holder Representative may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

(b)           Collection Account.  The Holder Representative may establish a collateral account for the deposit of checks, drafts and cash payments made by the Grantors’ account debtors. If a collateral account is so established, each Grantor shall promptly deliver to the Holder Representative, for deposit into said collateral account, all payments on Accounts and chattel paper received by it.  All such payments shall be delivered to the Holder Representative in the form received (except for any Grantor’s endorsement where necessary).  Until so deposited, all payments on Accounts and chattel paper received by any Grantor shall be held in trust by such Grantor for and as the property of the Holder Representative and shall not be commingled with any funds or property of such Grantor.  All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation.  Unless otherwise agreed in writing, no Grantor shall have any right to withdraw amounts on deposit in any collateral account.

(c)           Lockbox.  The Holder Representative may, by notice to the Grantors, require each Grantor to direct each of its account debtors to make payment directly to a special lockbox to be under the control of the Holder Representative. Each Grantor hereby authorizes and directs the Holder Representative to deposit all checks, drafts and cash payments received in said lockbox into the collateral account established as set forth above.

(d)           Direct Collection.  The Holder Representative may notify any account debtor, or any other Person obligated to pay any amount due, that such chattel paper, Account, or other right to payment has been assigned or transferred to the Holder Representative for security and shall be paid directly to the Holder Representative.  At any time after the Holder Representative or any Grantor gives such notice to an account debtor or other obligor, the Holder Representative may (but need not), in its own name or in such Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any reasonable to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

5.           Assignment of Insurance.  Each Grantor hereby collaterally assigns to the Holder Representative, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Grantor under or with respect to, any and all policies of insurance covering the Collateral, each Grantor hereby directs the issuer of any such policy to pay any such moneys directly to the Holder Representative.  After the occurrence and during the continuance of an Event of Default, the Holder Representative may (but need not), in its own name or in any Grantor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

6.           Events of Default.  Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):  (i) an Event of Default shall occur under the Purchase Agreement; (ii) any Grantor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand; or (iii) any Grantor shall fail to observe or perform any covenant or agreement herein binding on it.

7.           Remedies upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Holder Representative may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Grantor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Holder Representative may require the Grantors to make the Collateral available to the Holder Representative at a place to be designated by the Holder Representative which is reasonably convenient to both parties, and if notice to the Grantors of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least ten (10) days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to the Holder Representative by law or agreement against the Collateral, against any Grantor or against any other Person or property.  Upon the occurrence and during the continuance of an Event of Default, the Holder Representative is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights owned by or licensed to any Grantor that the Holder Representative deems reasonably necessary or appropriate to the disposition of any Collateral.

8.             Other Personal Property.  Unless at the time the Holder Representative takes possession of any tangible Collateral, or within seven (7) days thereafter, any Grantor gives written notice to the Holder Representative of the existence of any goods, papers or other property of such Grantor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Holder Representative shall not be responsible or liable to such Grantor for any action taken or omitted by or on behalf of the Holder Representative with respect to such property.

9.             Notices; Requests for Accounting.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, sent as an Electronic Record and delivered by encrypted e-mail, or delivered to the applicable party at the addresses indicated below:

If to the Borrower or any Guarantor:

Physicians Formula, Inc.
1055 West 8th Street
Azusa, CA 91702
Attention:  Jeff Berry, Chief Financial Officer
Telephone: 626-334-3395
Fax: 626-812-9462
Email: jeff.berry@physiciansformula.com

With a copy (delivery of which alone shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, IL 60654
Attention: Louis R. Hernandez, Esq.
Telephone: 312-862-2000
Fax: 312-862-2200
Email: lhernandez@kirkland.com

If to the Purchaser or the initial Holder Representative:

Mill Road Capital, L.P.
Two Sound View Drive
Greenwich, CT 06830
Attention: Thomas Lynch, Managing Director
Telephone: 203-987-3501
Fax: 203-621-3280
Email: tlynch@millroadcapital.com

With a copy (delivery of which alone shall not constitute notice) to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA  02210
Attention:  Peter M. Rosenblum, Esq.
Telephone: 617-832-1000
Fax: 617-832-7000
Email: prosenblum@foleyhoag.com

If to any other Holder or any successor Holder Representative, at such Holder’s or successor Holder Representative’s address for notices as set forth in the transfer records of the Borrower or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section.

All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three (3) Business Days after being deposited in the mails, (ii) one Business Day after being deposited with the express overnight courier service or (iii) the Business Day when sent when sent by electronic facsimile transmission (with receipt confirmed) or sent as an Electronic Record by electronic mail or similar secure electronic channel to which the parties have agreed, respectively, addressed as aforesaid.  All requests under Section 9-210 of the UCC (1) shall be made in a writing signed by an authorized Person, (2) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (3) shall be deemed to be sent when received by the Holder Representative and (4) shall otherwise comply with the requirements of Section 9-210.  Each Grantor requests that the Holder Representative respond to all such requests which on their face appear to come from an authorized individual and releases the Holder Representative from any liability for so responding.  Each Grantor shall pay the Holder Representative the maximum amount allowed by law for responding to such requests.

10.           Miscellaneous.  This Agreement has been duly and validly authorized by all necessary corporate (or equivalent company) action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Holder Representative, and, in the case of amendment or modification, in a writing signed by the Grantors.  A waiver signed by the Holder Representative shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Holder Representative’s rights or remedies.  All rights and remedies of the Holder Representative shall be cumulative and may be exercised singularly or concurrently, at the Holder Representative’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  The Holder Representative’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Holder Representative exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Holder Representative need not otherwise preserve, protect, insure or care for any Collateral.  The Holder Representative shall not be obligated to preserve any rights the Grantors may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or apply any cash proceeds of Collateral in any particular order unless otherwise provided in the Purchase Agreement.  This Agreement shall be binding upon and inure to the benefit of the Grantors and the Holder Representative and their respective successors and assigns and shall take effect when signed by the Grantor and the Holder Representative and delivered to the Holder Representative, and each Grantor waives notice of the Holder Representative’s acceptance hereof.  A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by any Grantor shall have the same force and effect as the original for all purposes of a financing statement.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.  The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Holder Representative or the Grantor in connection with this Agreement or the other Operative Documents may be venued in either the state or federal courts located in New York County, New York; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.           Arbitration.  The Holder Representative and each Grantor agree, upon demand by either party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(a)           Governing Rules.  Any arbitration proceeding will (i) proceed in a location in New York, New York selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(b)           No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(c)           Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of New York or a neutral retired judge of the state or federal judiciary of New York, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of New York and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the New York Code of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(d)           Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than twenty (20) days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(e)           Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Agreement or any other contract, instrument or document relating to any Obligations, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(f)            Payment of Arbitration Costs and Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(g)           Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

[Signatures on next page]

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

GRANTORS:

PHYSICIANS FORMULA HOLDINGS, INC.
a Delaware Corporation

By:	/s/ Ingrid Jackel
Print Name:	Ingrid Jackel
Title:	Chief Executive Officer

Address:	1055 West 8th Street
Azusa, CA 91702
Attn: Jeff Berry
Fax: 626-812-9462
Email: jeff.berry@physiciansformula.com

FID:	20-0340099
OID:	3718902

PHYSICIANS FORMULA COSMETICS, INC.
a Delaware Corporation

By:	/s/ Ingrid Jackel
Print Name:	Ingrid Jackel
Title:	Chief Executive Officer

Address:	1055 West 8th Street
Azusa, CA 91702
Attn: Jeff Berry
Fax: 626-812-9462
Email: jeff.berry@physiciansformula.com

FID:	76-0733180
OID:	3019117

[Signature Page to Guarantor Security Agreement]

Execution Version

PHYSICIANS FORMULA DRTV, LLC
a Delaware Limited Liability Company

By:	/s/ Ingrid Jackel
Print Name:	Ingrid Jackel
Title:	Chief Executive Officer

Address:	1055 West 8th Street
Azusa, CA 91702
Attn: Jeff Berry
Fax: 626-812-9462
Email: jeff.berry@physiciansformula.com

FID:
OID:	4319769

HOLDER REPRESENTATIVE:

MILL ROAD CAPITAL, L.P.
a Delaware Limited Partnership

By:	/s/ Charles Goldman
Print Name:	Charles Goldman
Title:	Managing Director

Address:	Two Sound View Drive
Greenwich, CT 06830
Attn: Thomas Lynch, Managing Director
Fax: 203-987-3501
Email: tlynch@millroadcapital.com

[Signature Page to Guarantor Security Agreement]

EXHIBIT A

LOCATION OF COLLATERAL

Location
1055 W. 8th Street Azusa, CA 91702

1425 Max Brose Drive #8 London, Ontario N6N 0A2 Canada

435 Park Court Lino Lakes, MN 55014

230 South Ninth Avenue City of Industry, CA 91746

250 South Ninth Avenue City of Industry, CA 91746

753-755 Arrow Grand Circle Way Covina, CA 91722

2169 Wright Ave. La Verne, CA 91750

EXHIBIT B

FIXTURES

None.

EXHIBIT C

PERMITTED LIENS

Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
U.S. District Court, California Central District*		CA	02/04/2009	2:09-CV-0866-ABC-FMO
Liens in favor of the Senior Lender
* This judgment lien has been discharged.

EXHIBIT D

JOINDER

AGREEMENT TO BE BOUND BY GUARANTOR SECURITY AGREEMENT

This Agreement to be bound by the Guarantor Security Agreement (this “Agreement”) is executed as of the ___ day of ______________, ___, by ______________, a _____________ (the “New Subsidiary”).

RECITALS

A.            Pursuant to that certain Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 among Physicians Formula, Inc., a New York corporation (the “Borrower”), the Guarantors party thereto and Mill Road Capital, L.P. (the “Holder Representative”) (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement), the Holder Representative purchased certain Notes from the Borrower.

B.            As a condition subsequent to the execution of the Purchase Agreement by the Lender, each Domestic Subsidiary of the Borrower existing as of the Closing Date entered into a guaranty and executed the Guarantor Security Agreement dated as of November 6, 2009 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), each in favor of the Holder Representative.

C.            The Purchase Agreement provides that when the Borrower, Holdings or any Guarantor acquires or forms a new Domestic Subsidiary, such Person will cause such Domestic Subsidiary to provide a Guaranty and to become a party to the Security Agreement.

D.            On [Insert Date], the New Subsidiary [Describe acquisition/formation of New Subsidiary]. The New Subsidiary anticipates that it will benefit from the funds available to the Borrower under the Purchase Agreement, and in recognition of this benefit and in order to comply with the Purchase Agreement, the New Subsidiary is willing to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, the New Subsidiary agrees as follows:

SECTION 1.   Representations and Warranties.  On and as of the date of this Agreement (the “Effective Date”) and for the benefit of the Lender, the New Subsidiary hereby makes, as to itself, each of the representations and warranties contained in the Security Agreement.

SECTION 2.   Agreement to be Bound.  The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Grantor under the Security Agreement, and shall be bound by all the provisions of the Security Agreement in the same manner as if the New Subsidiary had executed the Security Agreement on the Closing Date.  Notwithstanding the foregoing, (i) references in the Security Agreement to information regarding any Grantor being set forth on the signature page for such such Grantor, shall, in the case of the New Subsidiary, refer to its signature page hereto and (ii) references to Exhibits A-C in the Security Agreement shall refer, with respect to the New Subsidiary, to Exhibits A-C hereto.

SECTION 3.  Waiver.  Without limiting the generality of the waivers in the Security Agreement, the New Subsidiary specifically agrees to be bound by the Security Agreement, and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Security Agreement.

SECTION 4.  Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (without reference to its choice of law rules).

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be bound by the Security Agreement to be executed by its duly authorized officer as of this __ day of ___________, ___.

________________, a _____________

By:
Name:
Title:

[Attach Exhibits A-C of the Guarantor Security Agreement]